Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-85634, 33-89124, 333-76957, 333-49290 and 333-139969 and Form S-3 Nos. 333-124355, 333-135580, 333-135581 and 333-138061) of SkyTerra Communications, Inc. of our report dated March 15, 2007, with respect to the consolidated financial statements of SkyTerra Communications, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

McLean, Virginia

March 15, 2007